UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3274	DUKE ENERGY FLORIDA, LLC (a Florida limited liability company) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 14, 2021, Duke Energy Florida, LLC (“DEF”) filed a Settlement Agreement (the “Settlement”) with the Florida Public Service Commission (“FPSC”). The parties to the Settlement include DEF, the Office of Public Counsel, the Florida Industrial Power Users Group, White Springs Agricultural Chemicals, Inc. d/b/a PCS Phosphate, and NUCOR Steel Florida, Inc. (collectively, the “Parties.”)

Pursuant to the Settlement, the Parties agreed to a base rate stay-out provision that expires year-end 2024; however, DEF is allowed an increase to its base rates of an incremental $67 million in 2022, $49 million in 2023 and $79 million in 2024, subject to adjustment in the event of tax reform durings the years 2021, 2022 or 2023. The Parties also agreed to a return on equity (“ROE”) band of 8.85% to 10.85% with a midpoint of 9.85% based on a capital structure of 53% equity and 47% debt. The ROE band can be increased by 25 basis points if the average 30-year US Treasury rate increases 50 basis points or more over a six-month period, in which case the midpoint ROE would rise from 9.85% to 10.10%. DEF will retain the Department of Energy award of $173 million for spent nuclear fuel, which is expected to be received in 2022, in order to mitigate customer rates over the term of the Settlement. In return, DEF will be able to recognize the $173 million into earnings from 2022 through 2024.

In addition to these terms, the Settlement contains provisions related to the accelerated depreciation of Crystal River North coal-fired power plants, the approval of approximately $1 billion future investments in new cost effective solar power, the implementation of a new Electric Vehicle Charging Station Program, and the deferral and recovery of costs in connection with the implementation of DEF’s Vision Florida program, which explores various emerging non-carbon emitting generation technology, distributed technologies and resiliency projects, among other things. An overview providing additional detail on the terms of the Settlement is attached to this Form 8-K as Exhibit 99.1.

The Settlement is subject to the review and approval of the FPSC, which is expected in the second quarter of 2021. Upon approval by the FPSC, the new rates will be effective January 1, 2022, with subsequent base rate increases effective January 1, 2023, and January 1, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Duke Energy Florida 2021 Settlement Agreement Summary

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 15, 2021	By:	/s/ David S. Maltz
		Name:	David S. Maltz
		Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

DUKE ENERGY FLORIDA, LLC

Date: January 15, 2021	By:	/s/ David S. Maltz
		Name:	David S. Maltz
		Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

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